Exhibit 10.12

AMENDMENT TO ADVERTISING REPRESENTATION AGREEMENT

This AMENDMENT TO ADVERTISING REPRESENTATION AGREEMENT (this “Amendment”) is entered into as of November 12, 2008 by and between GoFish Corporation (“GoFish”), a Nevada corporation, and Miniclip Limited, a company registered in the United Kingdom with company number 04150754 (“Company”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement (as defined below).

WHEREAS, GoFish and Company are parties to an Advertising Representation Agreement dated December 10, 2007 (the “Agreement”), pursuant to which GoFish has the exclusive right to arrange, negotiate and sell Advertising on the Company Site in the Territory;

WHEREAS, Company and GoFish desire to extend the Term of the Agreement and have agreed to such other changes to the terms and conditions of the Agreement as are contained in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Term. Section 2.1 will be amended, in its entirety, to read as follows:

“2.1  Term.   The initial term shall begin on the Effective Date and end on December 31, 2008 (the “Initial Term”) unless terminated earlier in accordance with the provisions of this Section 2. After the Initial Term, the Term shall automatically renew for one successive one-year period, unless terminated earlier in accordance with the provisions of this Section 2 (“Subsequent Term,” and collectively with the Initial Term, “Term”).

2.	[****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

3.	Payment Terms. In Section 3.3.1, the term “forty-five (45) days” shall be replaced with “sixty (60) days.”

4.	Accounting Statement. The following shall be added to the end of Section 3.4:

“If, at the end of any calendar quarter, GF has less than [****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] in cash and cash equivalents, then: (i) the accounting statements will include the following financial metrics of GF: cash and cash equivalents, cash inflows and cash expenditures, and (ii) the audit rights in this Section 3.4 shall increase to three times per calendar year and shall include those separate books, records and accounts kept by GF and to be supplied with such additional information, including monthly management accounts and operating statistics and other trading and financial information reasonably necessary to determine GF’s financial condition, in such form as MC may reasonably require to keep it properly informed about the financial condition of GF; provided, however, that GF shall not be required to provide MC with confidential information of third parties.”

GF shall provide such statements to MC no later than fifteen calendar days following the end of the month to which the statement relates.”

5.	[****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

6.	Letter of Credit. The following shall be added to the end of Section 3.6.2.

“Upon completion of a debt or equity financing of at least [****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.], this Section 3.6.2 and Section 3.6.3 shall be void and of no further force and effect and all of GF’s obligations related to Letters of Credit and MC’s rights related to security interests shall terminate.

For the avoidance of doubt, if debt or equity financing totalling no less than [****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.] is not received by 31 December 2008, then the terms of Section 3.6.2 and 3.6.3 shall remain in full effect. In that case, references to Schedule E in Sections 3.6.2 and 3.6.3 shall be replaced with references to Annex A.”

7.	Costs. The following shall be added to the end of Section 4.2:

“All such costs related to the development and implementation of creative work and costs for the development of advergames shall be paid for by MC; provided, however, that, prior to the sale of any Advertising involving custom development, GF shall get prior approval from MC by giving notice to MC of such pending sale and the price to be paid for such custom Advertising including any guaranteed game plays. In addition, GF shall clearly state on the monthly reports the price paid for advergames.”

8.	Schedule E of the Agreement is hereby deleted and replaced, in its entirety, with Annex A, attached hereto.

9.	Except as amended hereby, the Agreement remains unchanged and in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GOFISH CORPORATION		MINICLIP LIMITED

By:	/s/ Tabreez Verjee	By:	/s/ Rob Small
Name: Tabreez Verjee		Name: Rob Small
Title: President		Title: CEO

ANNEX A

Schedule E

[****THIS CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]